AMENDMENT NO. 1 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JUNE 30, 2016

       This Schedule to the Distribution Agreement between Delaware Group Equity Funds IV and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended and restated on January 4, 2010, and further amended and restated on February 25, 2016 (the ?Agreement?) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name
Class Names
Total 12b-1 Plan Fee Rate (per annum of the Series? average daily net assets represented by shares of the Class)
Portion designated as Service Fee Rate (per annum of the Series? average daily net assets represented by shares of the Class)
Effective Date
Delaware Smid Cap Growth Fund
Class A
..25%

April 19, 2001

Class C
1.00%
..25%
April 19, 2001

Class R
..50%

May 15, 2003

Class R6
N/A

February 25, 2016

Institutional Class

April 19, 2001
Delaware Healthcare Fund
Class A
..25%

September 28, 2007

Class C
1.00%
..25%
September 28, 2007

Class R
..50%

September 28, 2007

Institutional Class
N/A

September 28, 2007
Delaware Small Cap Growth Fund
Class A
..25%

June 30, 2016

Class C
1.00%
..25%
June 30, 2016

Class R
..50%

June 30, 2016

Institutional Class
N/A

June 30, 2016

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By: Brett Wright
Name: Brett Wright
Title: President

DELAWARE GROUP EQUITY FUNDS IV
on behalf of the Series listed on Schedule I

By: Shawn Lytle
Name: Shawn Lytle
Title: President and Chief Executive Officer

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